Exhibit 1.2

Pricing Agreement

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Greenwich Capital Markets, Inc.

As Representatives of the several

Underwriters named in Schedule I hereto,

November 17, 2008

Ladies and Gentlemen:

Sempra Energy, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 17, 2008 (the “Underwriting Agreement”) between the Company on the one hand and you as Representatives on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement and the Applicable Time (as defined herein), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement and the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, and a Final Term Sheet (as defined in the Underwriting Agreement) relating to the Designated Securities, in the form attached hereto as Schedule III, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page Follows]

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Very truly yours,

Sempra Energy

By:	/s/ Charles McMonagle
Name: Charles McMonagle
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

Banc of America Securities LLC

By:	/s/ Lily Chang
Name: Lily Chang Title: Principal

Deutsche Bank Securities Inc.

By:	/s/ Ryan E. Montgomery
Name: Ryan Montgomery Title: Director

By:	/s/ Peter Klosowicz
Name: Peter Klosowicz Title: Director

Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Greenwich Capital Markets, Inc.

By:	/s/ Okwudiri Onyedum
Name: Okwudiri Onyedum Title: Senior Vice President

On behalf of each of the Underwriters

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SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
	Notes due 2013	Notes due 2019
Banc of America Securities LLC	$56,250,000	$112,500,000
Deutsche Bank Securities Inc.	56,250,000	112,500,000
Goldman, Sachs & Co.	56,250,000	112,500,000
Greenwich Capital Markets, Inc.	56,250,000	112,500,000
BBVA Securities Inc.	12,500,000	25,000,000
Wedbush Morgan Securities Inc.	12,500,000	25,000,000

Total	$250,000,000	$500,000,000

Schedule I-1

SCHEDULE II

Title of Designated Securities:

8.90% Notes due 2013 (the “Notes due 2013”)

9.80% Notes due 2019 (the “Notes due 2019”)

Aggregate principal amount:

$250,000,000 Notes due 2013

$500,000,000 Notes due 2019

Price to Public:

99.608% of the principal amount of the Notes due 2013 and 99.552% of the principal amount of the Notes due 2019, plus in each case accrued interest, if any, from November 20, 2008 if settlement occurs after that date

Purchase Price by Underwriters:

99.008% of the principal amount of the Notes due 2013

98.902% of the principal amount of the Notes due 2019

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Applicable Time:

4:49 p.m. (New York City time), November 17, 2008

Time of Delivery:

10:00 a.m. (New York City time), November 20, 2008

Indenture:

Indenture dated February 23, 2000, between the Company and U.S. Bank National Association, as successor trustee to U.S. Bank Trust National Association, as Trustee

Schedule II-1

Maturity:

Notes due 2013: November 15, 2013

Notes due 2019: February 15, 2019

Interest Rate:

Notes due 2013: 8.90%

Notes due 2019: 9.80%

Interest Payment Dates:

May 15 and November 15, commencing May 15, 2009, for the Notes due 2013

February 15 and August 15, commencing February 15, 2009, for the Notes due 2019

Redemption Provisions:

Each of the Notes due 2013 and the Notes due 2019 may be redeemed, in whole or in part at any time at the option of the Company, on the terms and subject to the conditions set forth in the final prospectus supplement dated November 17, 2008 relating to the Designated Securities

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

The Designated Securities shall be subject to defeasance on the terms and subject to the conditions set forth in the final prospectus supplement dated November 17, 2008 relating to the Designated Securities

Closing location for delivery of Designated Securities:

Latham & Watkins LLP

633 West Fifth Street

Los Angeles, California 90071

Additional Closing Conditions:

Not applicable

Schedule II-2

Names and addresses of Representatives:

Banc of America Securities LLC

Bank of America Tower

One Bryant Park

New York, New York 10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Schedule II-3

SCHEDULE III

Sempra Energy

Final Term Sheet

Notes due 2013 and Notes due 2019

November 17, 2008

Introductory Note:	The Preliminary Prospectus Supplement of Sempra Energy dated November 17, 2008 relates to a series of Sempra Energy Notes due 2019. In addition to the Notes due 2019, Sempra Energy is offering a series of Notes due 2013. The Notes due 2013 and the Notes due 2019 will each constitute a separate series of securities under the Indenture. Except as set forth below, the terms of the Notes due 2013 will be identical to the terms of the Notes due 2019.

Issuer:	Sempra Energy

Security:	8.90% Notes due 2013 9.80% Notes due 2019

Aggregate Principal Amount Offered:	$250,000,000 of Notes due 2013 $500,000,000 of Notes due 2019

Interest Payment Dates:	May 15 and November 15, commencing May 15, 2009, for the Notes due 2013 February 15 and August 15, commencing February 15, 2009, for the Notes due 2019

Coupon:	8.90% for the Notes due 2013 9.80% for the Notes due 2019

Maturity:	November 15, 2013 for the Notes due 2013 February 15, 2019 for the Notes due 2019

Yield to Maturity:	9.00% for the Notes due 2013 9.875% for the Notes due 2019

Spread to Benchmark Treasury:	+ 670 basis points for the Notes due 2013 + 618.9 basis points for the Notes due 2019

Benchmark Treasury:	2.75% due October 31, 2013 for the Notes due 2013 3.75% due November 15, 2018 for the Notes due 2019

Schedule III-1

Benchmark Treasury Yield:	2.300% for the Notes due 2013 3.686% for the Notes due 2019

Optional Redemption Provision:	At any time at a discount rate of Adjusted Treasury Rate + 50 basis points

Price to Public:	99.608% for the Notes due 2013 99.552% for the Notes due 2019

Settlement Date:	November 20, 2008 (T+3)

CUSIP:	816851AL3 for the Notes due 2013 816851AK5 for the Notes due 2019

Anticipated Ratings:	Baa1 by Moody’s Investors Service; BBB+ by Standard & Poor’s Ratings Services and A by Fitch Ratings

Joint Book-Running Managers:	Banc of America Securities LLC Deutsche Bank Securities Inc. Goldman, Sachs & Co. Greenwich Capital Markets, Inc.

Co-Managers:	BBVA Securities Inc. Wedbush Morgan Securities Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling or e-mailing Banc of America Securities LLC at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com, calling or e-mailing Deutsche Bank Securities Inc. at 1-800-503-4611 or prospectusrequest@list.db.com, calling Goldman, Sachs & Co. at 1-800-471-2526 or calling Greenwich Capital Markets, Inc. at 1-866-884-2071.

Schedule III-2

SCHEDULE IV

The Final Term Sheet attached as Schedule III to the Pricing Agreement.

Schedule IV-1